UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 20, 2020
TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, NY 10010
(Address of principle executive offices and zip code)
Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 7.01	Regulation FD Disclosure.

In 2018, Registrant announced its plans to undertake a complete renovation of its New York Flagship store at 727 Fifth Avenue. The New York Flagship store closed in January 2020, at which time Registrant began its complete renovation and temporarily moved its operations to the "Tiffany Flagship Next Door" at 6 East 57th Street.  Due to the temporary halt of all non-essential construction activity in New York City and certain related matters in response to COVID-19, Registrant expects this renovation to be completed in Spring 2022, rather than in the fourth quarter of 2021 as previously disclosed.

Registrant plans to report its financial results for the second quarter ended July 31, 2020 on August 27, 2020 by issuing a news release.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. In accordance with General Instruction B.2 of Form 8-K, the information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Forward Looking Statements:

Certain statements contained in this communication including, without limitation, statements relating to the renovation of Registrant’s New York Flagship store, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the estimated timing for the completion of the renovation of Registrant’s New York Flagship store. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” “may,” “will,” or other similar expressions may identify such forward-looking statements.
These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in forward-looking statements, including, as a result of factors, risks and uncertainties over which Registrant has no control. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include, but are not limited to, the following: (i) changes in the cost and timing associated with the renovation of Registrant's New York Flagship store; (ii) delays caused by third parties involved in the aforementioned renovation; (iii) any casualty, damage or destruction to Registrant's New York Flagship store or 6 East 57th Street location; (iv) any adverse effects on Registrant by other general industry, economic, business and/or competitive factors; (v) the outbreak and geographic spread of COVID-19 and changes in financial, business, travel and tourism, political, public health and other conditions, circumstances, requirements and practices resulting therefrom; (vi) the recent widespread protests in the U.S.; and (vii) such other factors as are set forth in Registrant’s periodic public filings with the Securities and Exchange Commission (the “SEC”), including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-Q for the quarter ended April 30, 2020 and its Form 10-K for the fiscal year ended January 31, 2020, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have an adverse effect on Registrant’s financial condition, results of operations, credit rating, liquidity or stock price.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. Registrant does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by Registrant or any other person that the events or circumstances described in such statement are material.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: August 20, 2020